                                                                     EXHIBIT 1.1

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                           FOX/LIBERTY NETWORKS, LLC

                               FLN FINANCE, INC.

                         8-7/8% Senior Notes Due 2007

                     9-3/4% Senior Discount Notes Due 2007

                              PURCHASE AGREEMENT















Dated:  August 14, 1997


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


                                TABLE OF CONTENTS

PURCHASE AGREEMENT.........................................................................  1
        SECTION 1.    Representations and Warranties.......................................  3
               (a)    Representations and Warranties by the Company........................  3
                      (i)    Similar Offerings.............................................  3
                      (ii)   Offering Memorandum...........................................  3
                      (iii)  Independent Accountants.......................................  3
                      (iv)   Financial Statements..........................................  3
                      (v)    No Material Adverse Change in Business........................  4
                      (vi)   Good Standing of the Company..................................  4
                      (vii)  Good Standing of FLN Finance..................................  4
                      (viii) Good Standing of Subsidiaries.................................  5
                      (ix)   Authorization of Agreement....................................  5
                      (x)    Authorization of the Indentures...............................  5
                      (xi)   Authorization of the Securities...............................  5
                      (xii)  Authorization of the Registration Rights Agreements...........  6
                      (xiii) Authorization of the Deposit Agreements.......................  6
                      (xiv)  Description of the Securities, the Indentures, the
                             Registration Rights Agreements and the Deposit
                             Agreements.................................................... 6
                      (xv)   Absence of Defaults and Conflicts.............................  6
                      (xvi)  Rights Agreements.............................................  7
                      (xvii) Absence of Proceedings........................................  8
                      (xviii) Possession of Intellectual Property..........................  8
                      (xix)  Possession of Licenses and Permits............................  8
                      (xx)   Title to Property.............................................  9
                      (xxi)  Tax Returns...................................................  9
                      (xxii) Environmental Laws............................................  9
                      (xxiii) Investment Company Act....................................... 10
                      (xxiv) No General Solicitation....................................... 10
                      (xxv)  No Registration Required...................................... 10
                      (xxvi) No Directed Selling Efforts................................... 10
                      (xxvii) No Stabilization or Manipulation............................. 10
                      (xxviii) Solvency.................................................... 11
                      (xxix) Compliance with Cuba Act...................................... 11
               (b)    Officer's Certificates............................................... 11

        SECTION 2.    Sale and Delivery to Initial Purchasers; Closing..................... 11
               (a)    Securities........................................................... 11
               (b)    Payment.............................................................. 11
               (c)    Qualified Institutional Buyer........................................ 12
               (d)    Denominations; Registration.......................................... 12


        SECTION 3.    Covenants of the Issuers............................................. 12
               (a)    Offering Memorandum.................................................. 12
               (b)    Notice and Effect of Material Events................................. 12
               (c)    Amendment to Offering Memorandum and Supplements..................... 13
               (d)    Qualification of Securities for Offer and Sale....................... 13
               (e)    Rating of Securities................................................. 13
               (f)    DTC.................................................................. 13
               (g)    Use of Proceeds...................................................... 13
               (h)    Restriction on Sale of Securities.................................... 13
               (i)    Termination of Obligations........................................... 14

        SECTION 4.    Payment of Expenses.................................................. 14
               (a)    Expenses............................................................. 14
               (b)    Termination of Agreement............................................. 14

        SECTION 5.    Conditions of Initial Purchasers' Obligations........................ 14
               (a)    Opinion of Counsel for Issuers....................................... 15
               (b)    Opinion of Regulatory Counsel for Issuers............................ 15
               (c)    Opinion of Counsel for Initial Purchasers............................ 15
               (d)    Officers' Certificate................................................ 15
               (e)    Accountant's Comfort Letter.......................................... 15
               (f)    Bring-down Comfort Letter............................................ 16
               (g)    Maintenance of Rating................................................ 16
               (h)    PORTAL............................................................... 16
               (i)    Registration Rights Agreement........................................ 16
               (j)    Consents............................................................. 16
               (k)    Additional Documents................................................. 16
               (l)    Termination of Agreement............................................. 17

        SECTION 6.    Subsequent Offers and Resales of the Securities...................... 17
               (a)    Offer and Sale Procedures............................................ 17
                      (i)     Offers and Sales only to Qualified Institutional Buyers...... 17
                      (ii)    No General Solicitation...................................... 17
                      (iii)   Purchases by Non-Bank Fiduciaries............................ 17
                      (iv)    Subsequent Purchaser Notification............................ 17
                      (v)     Restrictions on Transfer..................................... 18
                      (vi)    Delivery of Offering Memorandum.............................. 18
               (b)    Covenants of the Company............................................. 18
                      (i)     Due Diligence................................................ 18
                      (iii)   Rule 144A Information........................................ 18
                      (iv)    Restriction on Repurchases................................... 18
               (c)    Resale Pursuant to Rule 903 of Regulation S or Rule 144A............. 19

        SECTION 7.    Indemnification...................................................... 19
               (a)    Indemnification of Initial Purchasers................................ 19


               (b)    Indemnification of Company, Directors and Officers................... 20
               (c)    Actions against Parties; Notification................................ 21
               (d)    Settlement without Consent if Failure to Reimburse................... 22

        SECTION 8.    Contribution......................................................... 22

        SECTION 9.    Representations, Warranties and Agreements to Survive
               Delivery.................................................................... 23

        SECTION 10.                 Termination of Agreement............................... 23
               (a)    Termination; General................................................. 23
               (b)    Liabilities.......................................................... 24

        SECTION 11.                 Default by One or More of the Initial Purchasers....... 24

        SECTION 12.                 Notices................................................ 25

        SECTION 13.                 Parties................................................ 25

        SECTION 14.                 GOVERNING LAW AND TIME................................. 25

        SECTION 15.                 Effect of Headings..................................... 25

                           FOX/LIBERTY NETWORKS, LLC

                               FLN FINANCE, INC.

                   $500,000,000 8-7/8% SENIOR NOTES DUE 2007

              $405,000,000 9-3/4% SENIOR DISCOUNT NOTES DUE 2007

                              PURCHASE AGREEMENT
                              ------------------


                                                        August 14, 1997



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
BEAR, STEARNS & CO. INC.
  as Representatives of the several Initial Purchasers
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
       Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

        Fox/Liberty Networks, LLC, a Delaware limited liability company (the "Company") and FLN Finance, Inc., a Delaware corporation ("FLN Finance" and, together with the Company, the "Issuers"), each confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Bear, Stearns & Co. Inc. ("Bear, Stearns") and each of the other Initial Purchasers named in Schedule A hereto (collectively, the "Initial Purchasers", which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch and Bear, Stearns are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Issuers and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $500,000,000 aggregate principal amount of the Issuers' Senior Notes due 2007 (the "Senior Notes") and $405,000,000 aggregate principal amount at maturity of the Issuers' Senior

Discount Notes due 2007 (the "Senior Discount Notes" and, together with the Senior Notes, the "Securities"). The Senior Notes are to be issued pursuant to an indenture dated as of August 25, 1997 (the "Senior Notes Indenture") between the Issuers and The Bank of New York, as trustee (the "Trustee"). The Senior Discount Notes are to be issued pursuant to an indenture dated as of August 25, 1997 (the "Senior Discount Notes Indenture" and, together with the Senior Notes Indenture, the "Indentures") between the Issuers and the Trustee. Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b)) (the "DTC Agreement"), among the Issuers, the Trustee and DTC.

        The Issuers understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth in the Offering Memorandum (as defined hereafter) and herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indentures, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission").

        The Issuers have prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated August 5, 1997, as supplemented by the Offering Memorandum Supplement dated August 5, 1997 (the "Preliminary Offering Memorandum") and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated August 15, 1997 (the "Final Offering Memorandum"), each for use by such Initial Purchaser in connection with the offer or resale of the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Issuers to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

        All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum.

        The Initial Purchasers and other holders of the Senior Notes and Senior Discount Notes will be entitled to the benefits of a Registration Rights Agreement, dated August 25, 1997, between the Issuers and the Initial Purchasers (the "Registration Rights Agreements"). Pursuant to the Registration Rights Agreements, the Company and FLN Finance will agree to file with the Commission under the circumstances set forth therein, (i) a registration statement under the 1933 Act (the "Exchange Offer Registration Statement") registering an issue of debt securities identical in all material respects to the Securities (the "Exchange Securities") to be offered in exchange for the Securities (the "Exchange Offer") and (ii) under certain circumstances, a registration statement pursuant to Rule 415 under the 1933 Act (the "Shelf Registration Statement").

        SECTION 1.  Representations and Warranties.
                    ------------------------------

        (a) Representations and Warranties by the Company. The Company and FLN Finance each severally represents and warrants to each Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Initial Purchaser as follows:

               (i) Similar Offerings. The Company and FLN Finance have not,
                   -----------------
        directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

               (ii) Offering Memorandum. The Offering Memorandum as of its date
                    -------------------
        did not, as of the date hereof does not, and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Issuers in writing by any Initial Purchaser through the Representatives expressly for use in the Offering Memorandum.

               (iii) Independent Accountants. The accountants who certified the
                     -----------------------
        financial statements and supporting schedules included in the Offering Memorandum are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

               (iv) Financial Statements. The financial statements, together
                    --------------------
        with the related schedules and notes, included in the Offering Memorandum present fairly the financial position of the Company, its consolidated subsidiaries and the predecessor entities to the Company at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company, its consolidated subsidiaries and the predecessor entities to the Company for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Offering Memorandum have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

               (v) No Material Adverse Change in Business. Since the respective
                  ---------------------------------------
        dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries (each a "Subsidiary" and, collectively, the "Subsidiaries") considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company, any of its Subsidiaries or any of its affiliates which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

               (vi) Good Standing of the Company. The Company has been duly
                    ----------------------------
        organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

               (vii) Good Standing of FLN Finance. FLN Finance has been duly
                     ----------------------------
        organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement; and FLN Finance is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of FLN Finance has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company; none of the outstanding shares of capital stock of FLN Finance was issued in violation of any preemptive or similar right arising by operation of law, or under the charter or by-laws of FLN Finance or under any agreement to which the Company or FLN Finance is a party.

               (viii) Good Standing of Subsidiaries. Each of the Subsidiaries
                      -----------------------------
        has been duly organized and is validly existing as a limited liability company, corporation, limited partnership or general partnership in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign limited liability company, corporation, limited partnership or general partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each Subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries; none of the outstanding shares of capital stock, limited liability company interests or partnership interests of any of the Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter, by-laws, certificate of formation, limited liability company agreement, partnership agreement, or other organizational documents of any Subsidiary or under any agreement to which the Company or any Subsidiary is a party.

               (ix) Authorization of Agreement. This Agreement has been duly
                    --------------------------
        authorized, executed and delivered by the Company and FLN Finance.

               (x) Authorization of the Indentures. The Indentures have been
                   -------------------------------
        duly authorized by the Issuers and, at the Closing Time, will have been duly executed and delivered by the Issuers and will constitute valid and binding agreements of the Issuers (assuming due execution and delivery of the Indentures by the Trustee), enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (xi) Authorization of the Securities. The Securities and the
                    -------------------------------
        Exchange Securities have been duly authorized by the Issuers and, at the Closing Time, the Securities will have been duly executed by the Issuers and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

               (xii) Authorization of the Registration Rights Agreements. The
                     ---------------------------------------------------
        Registration Rights Agreements have been duly authorized by the Issuers and, at the Closing Time, will have been duly executed and delivered by the Issuers and will constitute valid and binding agreements of the Issuers (assuming due execution and delivery by Merrill Lynch and Bear, Stearns), enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) or (ii) as to any indemnification or contribution provision thereof, by any applicable state or federal securities laws, rules or regulations or by public policy.

               (xiii) Authorization of the Deposit Agreements. The Deposit
                      ---------------------------------------
        Agreement relating to the Senior Notes and the Deposit Agreement relating to the Senior Discount Notes (collectively, the "Deposit Agreements") have been duly authorized by the Issuers and, at the Closing Time, will have been duly executed and delivered by the Issuers and will constitute valid and binding agreements of the Issuers (assuming due execution and delivery by the parties thereto other than the Issuers), enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) or (ii) as to any indemnification or contribution provision thereof, by any applicable state of federal securities laws, rules or regulations or by public policy.

               (xiv) Description of the Securities, the Indentures, the
                     --------------------------------------------------
        Registration Rights Agreements and the Deposit Agreements. The
        ---------------------------------------------------------
        Securities, the Indentures, the Registration Rights Agreements and the Deposit Agreements will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and will be in substantially the respective forms previously delivered to the Initial Purchasers.

               (xv) Absence of Defaults and Conflicts. Neither the Company, FLN
                    ---------------------------------
        Finance nor any of the Subsidiaries is in violation of its certificate of formation, limited liability company agreement, charter, by-laws, partnership agreement, or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, FLN Finance or any of the Subsidiaries is a party or by which or any of them may be bound, or to which any of the property or assets of the Company, FLN Finance or any of the Subsidiaries is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; none of the partners or affiliates of the Company, FLN Finance or the Subsidiaries has exercised its rights under any "buy-sell" provision or similar provision in the Agreements and Instruments; and the execution, delivery and performance of this Agreement, the Indentures, the Registration Rights Agreements, the Deposit Agreements and the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Offering Memorandum and the consummation of the transactions contemplated herein, therein or in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds") and compliance by the Issuers with their obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, FLN Finance or any of the Subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the certificate of formation, limited liability company agreement, charter, by-laws, partnership agreement, or other organizational documents of the Company, FLN Finance or any of the Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, FLN Finance or any of the Subsidiaries or any of their assets or properties. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, FLN Finance or any of the Subsidiaries.

               (xvi) Rights Agreements. Each of the agreements relating to the
                     -----------------
        telecast or broadcast rights of sporting events and syndicated entertainment programs to which the Company or any of its Subsidiaries is a party or in which the Company or any of its Subsidiaries has a direct or indirect interest (collectively, the "Rights Agreements") is in full force and effect, except where the failure to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; neither of the Company nor any of its Subsidiaries has received any notice of cancellation or termination of any Rights Agreement except for such cancellations or terminations that would not singly or in the aggregate, result in a Material Adverse Effect; and there exists no event of default or occurrence, condition or act on the part of the Company or any of its Subsidiaries or, to the knowledge of the Issuers, on the part of the other parties to the Rights Agreements, which constitutes or would constitute (with notice or lapse of time or both) a breach of or default under any of the Rights Agreements except for such breach or defaults that would not, singly or in the aggregate, result in a Material Adverse Effect.

               (xvii) Absence of Proceedings. Except as disclosed in the
                      ----------------------
        Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, foreign or domestic (including, but not limited to the Federal Communications Commission), now pending, or, to the knowledge of the Issuers, threatened, against or affecting the Company, FLN Finance or any Subsidiary which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of this Agreement or the performance by the Issuers of their obligations hereunder.

               (xviii) Possession of Intellectual Property. The Company and the
                       -----------------------------------
        Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company, FLN Finance nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

               (xix) Possession of Licenses and Permits. The Company and its
                     ----------------------------------
        Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the

        Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company, FLN Finance nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

               (xx) Title to Property. The Company and its Subsidiaries have
                    -----------------
        good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any of its Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of such the Company or any Subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease.

               (xxi) Tax Returns. The Company and its Subsidiaries have filed
                     -----------
        all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iv) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

               (xxii) Environmental Laws. Except as described in the Offering
                      ------------------
        Memorandum and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"),
        (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or Environmental Laws.

               (xxiii) Investment Company Act. The Company is not, and upon the
                       ----------------------
        issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

               (xxiv) No General Solicitation. None of the Issuers, their
                      -----------------------
        affiliates, as such term is defined in Rule 501(b) under the 1933 Act ("Affiliates"), or any person acting on any of their behalf (other than the Initial Purchasers or any person acting on their behalf, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

               (xxv) No Registration Required. Subject to compliance by the
                     ------------------------
        Initial Purchasers with the representations and warranties set forth in
        Section 2 and the procedures set forth in Section 6 hereof, except in connection with the filing of a registration statement to effect the Exchange Offer or the filing of the Shelf Registration Statement as contemplated by the Registration Rights Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act").

               (xxvi) No Directed Selling Efforts. With respect to those
                      ---------------------------
        Securities sold in reliance on Regulation S, (A) none of the Issuers, their Affiliates or any person acting on their behalf (other than the Initial Purchasers or any person acting on their behalf, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Issuers and their Affiliates and any person acting on their behalf (other than the Initial Purchasers or any person acting on their behalf, as to whom the Issuers make no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

               (xxvii) No Stabilization or Manipulation. The Issuers have not
                       --------------------------------
        taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities or the Exchange Securities.


               (xxviii) Solvency. The Company does not intend to, nor does it
                        --------
        believe that it will, incur debts beyond its ability to pay such debts as they mature. After giving effect to the transactions contemplated by the Offering Memorandum, the fair saleable value of the assets of the Company on a consolidated basis will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company on a consolidated basis as they become absolute and mature. The assets of the Company on a consolidated basis do not constitute unreasonably small capital to carry out the business of the Company and its Subsidiaries, taken as a whole, as conducted or as proposed to be conducted.

               (xxix) Compliance with Cuba Act. The Issuers and the Subsidiaries
                      ------------------------
        have complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

        (b) Officer's Certificates. Any certificate signed by any officer of the Company, FLN Finance or any of the Subsidiaries delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

        SECTION 2.    Sale and Delivery to Initial Purchasers; Closing.
                      ------------------------------------------------

        (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuers agree to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Issuers, for the aggregate price set forth in Schedule B, the aggregate principal amount at maturity of Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

        (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 919

Third Avenue, New York, New York, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Time").

        Payment shall be made to the Issuers by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Initial Purchasers of certificates for the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder. The certificates representing the Securities shall be registered in the name of Cede & Co. pursuant to the DTC Agreement and shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time.

        (c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Issuers that it is a "qualified institutional buyer" within the meaning of Rule 144A (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act (an "Accredited Investor").

        (d) Denominations; Registration. Certificates for the Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time.

        SECTION 3. Covenants of the Issuers. The Company and FLN Finance each
                   ------------------------
covenant with each Initial Purchaser as follows:

        (a) Offering Memorandum. The Issuers, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

        (b) Notice and Effect of Material Events. The Issuers will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company or FLN Finance of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the distribution of the Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Issuers, any material changes in or affecting the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its Subsidiaries which, in the reasonable opinion of counsel to the Company or counsel to the Initial Purchasers, (i) make any statement in the Offering Memorandum false or misleading or (ii) should be disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Issuers will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

        (c) Amendment to Offering Memorandum and Supplements. The Issuers will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers. Neither the consent of the Initial Purchasers, nor the Initial Purchasers' delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in
Section 5 hereof.

        (d) Qualification of Securities for Offer and Sale. The Issuers will use its best efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale under the applicable state securities laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Issuers shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or foreign limited liability company or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

        (e) Rating of Securities. The Issuers shall take all reasonable action necessary to enable Standard & Poors Ratings Group, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's") to provide their respective credit ratings of the Securities.

        (f) DTC. The Issuers will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

        (g) Use of Proceeds. The Issuers will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds".

        (h) Restriction on Sale of Securities. During a period of 180 days from the date of the Offering Memorandum, the Company and FLN Finance will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other debt securities of the Company or FLN Finance or securities of the Company or FLN Finance that are convertible into, or exchangeable for, the Securities or such other debt securities, except pursuant hereto or pursuant to the Exchange Offer or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Securities, whether any such transaction described in clause (i) or (ii) is to be settled by delivery of Securities or such other securities, in cash, or otherwise.

        (i) Termination of Obligations. Notwithstanding any provisions of paragraphs (a), (b) or (c) of this Section 3 to the contrary, the Issuers' obligations under paragraphs (a), (b) and (c) shall terminate on the earliest to occur of (i) the effective date of a registration statement with respect to the Securities and (ii) the date upon which the Initial Purchasers cease to hold Securities acquired as part of their initial distribution, but in any event not later than nine months from the Closing Time.

        SECTION 4.    Payment of Expenses.
                      -------------------

        (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and printing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, the Registration Rights Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, printing, issuance and delivery of the certificates for the Securities to the Initial Purchasers, including any charges of DTC in connection therewith; (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under state securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities, and (viii) any fees payable to the review by the National Association of Securities Dealers, Inc. (the "NASD") in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322. It is understood, that except as specified in clauses (iii), (v) and (vii) above, each Initial Purchaser will pay all of its own costs and expenses including without limitation the fees and expenses of its counsel.

        (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchasers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

        SECTION 5. Conditions of Initial Purchasers' Obligations. The
                   ---------------------------------------------
obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Issuers contained in
Section 1 hereof or in certificates of any officer of the Company, FLN Finance or any of the Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Issuers of their covenants and other obligations hereunder, and to the following further conditions:

        (a) Opinion of Counsel for Issuers. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, counsel for the Issuers, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

        (b) Opinion of Regulatory Counsel for Issuers. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Hogan & Hartson, special counsel for the Issuers, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

        (c) Opinion of Counsel for Initial Purchasers. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers with respect to the matters set forth in
(i), (ii), (v) through (x), inclusive, (xiii) (solely as to the information in the Offering Memorandum under "Description of the Notes") and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law and Limited Liability Company Act of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

        (d) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Issuers have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

        (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Arthur Andersen LLP and KPMG Peat Marwick LLP letters, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

        (f) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Arthur Andersen LLP and KPMG Peat Marwick LLP letters, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

        (g) Maintenance of Rating. At the Closing Time, the Securities shall be rated at least B1 by Moody's and B by S&P, and the Issuers shall have delivered to the Representatives a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Issuers' other debt securities by any nationally recognized securities rating agency, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Issuers' other debt securities.

        (h) PORTAL. At the Closing Time, the Securities shall have been designated for trading on PORTAL.

        (i) Registration Rights Agreement. The Issuers and the Initial Purchasers shall have entered into the Registration Rights Agreement, substantially in form and substance as described in the Offering Memorandum under the heading "Exchange Offer; Registration Rights."

        (j) Consents. At the time of the execution of this Agreement the Initial Purchaser shall have received evidence satisfactory to the Initial Purchaser and its counsel that for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein each of the Company, FLN Finance and the Subsidiaries have received any necessary consents and approvals under any credit facility or credit agreement to which the Company, FLN Finance or the Subsidiaries are parties.

        (k) Additional Documents. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Issuers in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers.

        (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7 and 8 shall survive any such termination and remain in full force and effect.

        SECTION 6.  Subsequent Offers and Resales of the Securities.
                    -----------------------------------------------

        (a) Offer and Sale Procedures. Each of the Initial Purchasers and the Issuers hereby represents and warrants to, and agrees that it will observe the following procedures in connection with the offer and sale of the Securities:

               (i) Offers and Sales only to Qualified Institutional Buyers.
                   -------------------------------------------------------
        Offers or sales shall only be made to (A) persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) or (B) non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of Securities may be made in reliance upon Regulation S.

               (ii) No General Solicitation. No general solicitation or general
                    -----------------------
        advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering of the Securities or by means or any directed selling efforts within the meaning of Section 903 of the 1933 Act.

               (iii) Purchases by Non-Bank Fiduciaries. In the case of a
                     ---------------------------------
        non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause (a) above, each third party shall, in the judgment of the applicable Initial Purchaser, be a Qualified Institutional Buyer or a non-U.S. person outside the United States.

               (iv) Subsequent Purchaser Notification. Each Initial Purchaser
                    ---------------------------------
        will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, in the United States that the Securities (A) have not been registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with Rule 904 of Regulation S, or (3) inside the United States in accordance with
        (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

               (v) Restrictions on Transfer. The transfer restrictions and the
                   ------------------------
        other provisions set forth in Section 3.14 of the Indenture, including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Issuers and the Initial Purchasers. Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Issuers for any losses, damages or liabilities suffered or incurred by the Issuers, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale or transfer of any Security.

               (vi) Delivery of Offering Memorandum. Each Initial Purchaser will
                    -------------------------------
        deliver to each purchaser of the Securities from such Initial Purchaser, in connection with its original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

        (b) Covenants of the Company. Each of the Issuers covenants with each Initial Purchaser as follows:

               (i) Due Diligence. The Issuers agree to provide answers to each
                   -------------
        prospective Subsequent Purchaser of Securities who so requests concerning the Company, FLN Finance and the Subsidiaries (to the extent that such information is available or can be acquired and made available to prospective Subsequent Purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law) and the terms and conditions of the offering of the Securities, as provided in the Offering Memorandum.

               (iii) Rule 144A Information. The Issuers agree that, in order to
                     ---------------------
        render the Securities eligible for resale pursuant to Rule 144A, while any of the Securities are "restricted securities" within the meaning of
        Section 144a(3) of the 1933 Act, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is herein referred to as "Additional Information").

               (iv) Restriction on Repurchases. Until the expiration of two
                    --------------------------
        years after the original issuance of the Securities, the Issuers will not, and will cause their Affiliates not to, purchase or agree to purchase or otherwise acquire any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933
        Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions) unless, immediately upon any such purchase, the Company, FLN Finance or any Affiliate shall submit such Securities to the Trustee for cancellation.

        (c) Resale Pursuant to Rule 903 of Regulation S or Rule 144A. Each Initial Purchaser understands that the Securities have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the 1933 Act. Each Initial Purchaser severally represents and agrees, that, except as permitted by Section 6(a) above, it has offered and sold Securities and will offer and sell Securities (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commences and the Closing Time, only in accordance with Rule 903 of Regulation S, Rule 144A under the 1933 Act or pursuant to another available exemption from registration under the 1933 Act. Accordingly, neither the Initial Purchasers, their affiliates nor any persons acting on their behalf have engaged or will engage in any directed selling efforts with respect to Securities, and the Initial Purchasers, their affiliates and any person acting on their behalf have complied and will comply with the offering restriction requirements of Regulation S. Each Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities (other than a sale of Securities pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

               "THE SECURITIES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S.

               PERSONS (I) AS PART OF THEIR DISTRIBUTION AT ANY TIME AND (II) OTHERWISE UNTIL FORTY DAYS AFTER THE LATER OF THE DATE UPON WHICH THE OFFERING OF THE SECURITIES COMMENCED AND THE DATE OF CLOSING, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S OR RULE 144A UNDER THE SECURITIES ACT. TERMS USED ABOVE HAVE THE MEANING GIVEN TO THEM BY REGULATION S."

Terms used in the above paragraph have the meanings given to them by Regulation
S.

Each Initial Purchaser severally represents and agrees that it has not entered and will not enter into any contractual arrangements with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

        SECTION
7.      Indemnification.
        ---------------

        (a) Indemnification of Initial Purchasers. The Company and FLN Finance jointly agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

               (iii) against any and all expense whatsoever, as incurred (including, subject to Section 7(c) below, the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuers by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum (or any amendment thereto); and provided, further that the foregoing
                                           --------  -------
indemnification with respect to the preliminary offering memorandum shall not inure to the benefit of the Initial Purchasers (or any person controlling the Initial Purchasers) from whom the person asserting any such losses, claims, damages or liabilities purchased any of the Securities if a copy of the Offering Memorandum (as then amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Initial Purchasers on the initial resale to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the Offering Memorandum (as so amended or supplemented) would have cured the defect giving rise to such loss claim, damage or liability.

        (b) Indemnification of Company, Directors and Officers. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company and FLN Finance, and each person, if any, who controls either the Company or FLN Finance within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Issuers by such Initial Purchaser expressly for use in the Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the following information in the Offering Memorandum furnished on behalf of each Initial Purchaser: the last paragraph at the bottom of the outside front cover page concerning the terms of the offering by the Initial Purchasers; the legend concerning over-allotments and stabilization at the bottom of page 3 and the information concerning the intention of the Initial Purchasers to make a market in the Notes as discussed in the third sentence of the sixth paragraph under the caption "Plan of Distribution."

        (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party shall not be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its prior written consent if such indemnifying party
(i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

        SECTION 8. Contribution. If the indemnification provided for in Section
                   ------------
7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuers and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

        The relative fault of the Issuers on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company, FLN Finance and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls either the Company or FLN Finance within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Issuers. The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

        SECTION 9. Representations, Warranties and Agreements to Survive
                   -----------------------------------------------------
Delivery. All representations, warranties and agreements contained in this
--------
Agreement or in certificates of officers of the Company, FLN Finance or any of the Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Issuers, and shall survive delivery of the Securities to the Initial Purchasers.

        SECTION 10.   Termination of Agreement.
                      ------------------------

        (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading generally on the New York Stock Exchange, the American Stock Exchange or in the Nasdaq National Market System has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

        (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in

Section 4 hereof, and provided further that Sections 1, 7 and 8 shall survive such termination and remain in full force and effect.

        SECTION 11. Default by One or More of the Initial Purchasers. If one or
                    ------------------------------------------------
more of the Initial Purchasers shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other Initial Purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24 hour period, then:

        (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers, or

        (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

        No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section 11.

        SECTION 12. Notices. All notices and other communications hereunder
                    -------
shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1201, facsimile (212) 449-1642, attention of Gregg Seibert; notices to the Company or FLN Finance shall be directed to it at Fox/Liberty Networks LLC, 1440 South Sepulveda Boulevard, Los Angeles, CA 90025, facsimile (310) 914-87861, attention of Tony Ball, with a copy to The News Corporation Limited, 1211 Avenue of the Americas, New York, NY 10036, attention of Arthur M. Siskind, Esq.

        SECTION 13. Parties. This Agreement shall each inure to the benefit of
                    -------
and be binding upon the Initial Purchasers and the Issuers and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Issuers and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Issuers and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

        SECTION 14.   GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL
                      ----------------------
BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK.  SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY

TIME.

        SECTION 15.   Effect of Headings.  The Article and Section headings
                      ------------------
herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuers a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Issuers in accordance with its terms.

                                                Very truly yours,

                                                FOX/LIBERTY NETWORKS, LLC

                                                By
                                                   ----------------------------
                                                    Title:

                                                FLN FINANCE, INC.

                                                By
                                                   ----------------------------
                                                    Title:

CONFIRMED AND ACCEPTED,
  as of the date first above written:


MERRILL LYNCH, PIERCE, FENNER & SMITH
   INCORPORATED
BEAR, STEARNS & CO. INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
       INCORPORATED


By
  -------------------------------------
           Authorized Signatory

For themselves and as Representatives of the other
Initial Purchasers named in Schedule A hereto.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuers a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Issuers in accordance with its terms.

                                     Very truly yours,

                                     FOX/LIBERTY NETWORKS, LLC

                                     By
                                         /s/ Jeff Shell
                                         --------------------------------------
                                         Title:  Senior Vice President, Finance

                                     FLN FINANCE, INC.

                                     By
                                         /s/ Jeff Shell
                                         --------------------------------------
                                         Title:  Senior Vice President, Finance

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
   INCORPORATED
BEAR, STEARNS & CO. INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
       INCORPORATED

By /s/ Christopher Johnson
   ---------------------------------------
             Authorized Signatory

For themselves and as Representatives of the other
Initial Purchasers named in Schedule A hereto.

                                                                       Exhibit A

                     FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                 SECTION 5(a)

               (i) The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

               (ii) The Company has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement.

               (iii) To the best knowledge of such counsel, the Company is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

               (iv) Each Subsidiary (as hereinafter defined) has been duly organized and is validly existing as a limited liability company or corporation, as the case may be, in good standing under the laws of the jurisdiction of its organization, has the corporate or otherwise requisite power, as the case may be, and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign limited liability company or corporation, as the case may be, to transact business and to the best knowledge of such counsel is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

               (v) This Purchase Agreement has been duly authorized, executed and delivered by the Issuers.

               (vi) The Indentures have been duly authorized, executed and delivered by the Issuers and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes valid and binding agreements of the Issuers, enforceable against each of the Issuers in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (vii) The Securities are in the form contemplated by the Indentures, the Securities and Exchange Securities have been duly authorized by the Issuers and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indentures (assuming the due authorization, execution and delivery of the Indentures by the Trustee) and delivered against payment of the purchase price therefor in the manner provided for in the Offering Memorandum, the Securities will constitute valid and binding obligations of the Issuers, enforceable against each of the Issuers in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium (including, without limitation, all laws relating to fraudulent transfers), or other similar laws relating to or affecting enforcement of creditor's rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

               (viii) The Registration Rights Agreements have been duly authorized, executed and delivered by the Issuers and (assuming the due authorization, execution and delivery thereof by the Initial Purchasers) constitutes valid and binding agreements of the Issuers, enforceable against each of the Issuers in accordance with their terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) or (ii) as to any indemnification or contribution provision thereof, by any applicable state or federal securities laws, rules or regulations or by public policy.

               (ix) The Deposit Agreements have been duly authorized by the Issuers and, at the Closing Time, will have been duly executed and delivered by the Issuers and will constitute valid and binding agreements of the Issuers (assuming due authorization, execution and delivery by the parties thereto other than the Issuers), enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) or (ii) as to any indemnification or contribution provision thereof, by any applicable state of federal securities laws, rules or regulations or by public policy.

               (x) The Securities, the Indentures, the Registration Rights Agreements and the Deposit Agreements conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

               (xi) The issuance of the Securities is not subject to preemptive or other similar rights arising by operation of law, or under the certificate of formation, limited liability company agreement, charter or by-laws, as the case may be, of the Issuers.

               (xii) To the best knowledge of such counsel, there is not pending, any action, suit, proceeding, inquiry or investigation, to which the Issuers or any Subsidiary is a party, or to which the property of the Issuers or any Subsidiary is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Issuers of their obligations thereunder or the transactions contemplated by the Offering Memorandum.

                (xiii) The information in the Offering Memorandum under "Description of the Notes" and "Certain United States Income Tax Considerations" to the extent that such information purports to summarize legal matters, or legal conclusions, has been reviewed by them and is accurate in all material respects.

               (xiv) All descriptions in the Offering Memorandum of contracts and other documents to which the Company or any of its subsidiaries is a party are accurate in all material respects.

               (xv) To the best knowledge of such counsel, neither the Company nor any of the Subsidiaries is in violation of its certificate of formation, limited liability company agreement, charter, by-laws or other organizational documents.

               (xvi) Except as previously made or obtained, as the case may be, no Governmental Approval is necessary or required in connection with the execution or delivery by the Issuers of this Agreement, the Registration Rights Agreements, the Deposit Agreements or the Securities, as applicable, or the performance by the Issuers of the transactions contemplated thereby, except such as may be required under state securities or "Blue Sky" laws and the rules and regulations of the National Association of Securities Dealers in connection with the registration obligations under the Registration Rights Agreements. The term "Governmental Approval" means any filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any Governmental Authority (as defined below) pursuant to Applicable Laws (as defined below). The term "Applicable Laws" means only those laws, rules and regulations of the State of Delaware, State of New York and of the United States of America which, in such counsel's experience, are ordinarily applicable to transactions of the type contemplated by this Agreement. The term "Governmental Authority" means any Delaware, New York or federal legislative, judicial, administrative or regulatory body under Applicable Laws.

               (xvii) Assuming (A) the accuracy of the representations and warranties of the Issuers set forth in Section 1 of the Purchase Agreement and of the Initial Purchasers in Section 2 of the Purchase Agreement, (B) the due performance by the Issuers of the covenants and agreements set forth in Section 3(d) and 6(b) of the Purchase Agreement and the due performance by the Initial Purchasers of the covenants and agreements set forth in Section 6(a) of the Purchase Agreement, (C) compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Offering Memorandum, (D) the accuracy of the representations and warranties made by purchasers to whom the Initial Purchaser initially resells the Securities pursuant to Rule 144A, and (E) that purchasers to whom the Initial Purchaser initially resells the Securities receive a copy of the Offering Memorandum or other notice that such resales are made pursuant to Rule 144A under the Securities Act prior to such sale, it is not necessary in connection with the offer, sale and delivery of the Securities by the Company and the Initial Purchaser to register the Securities under the 1933 Act, or to qualify the Indenture under the 1939 Act; it being understood that such counsel need express no opinion as to any subsequent resale of the Securities.

                (xviii) To the best knowledge of such counsel, the execution, delivery and performance of the Purchase Agreement, the Indentures, the Registration Rights Agreements, the Deposit Agreements and the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Offering Memorandum (including the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use Of Proceeds") and compliance by the Issuers with its obligations under the Purchase Agreement, the Indentures, the Registration Rights Agreements, the Deposit Agreements and the Securities will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xvi) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to such counsel, to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary thereof is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the certificate of formation, limited liability company agreement, charter, by-laws or other organizational document of the Issuers or any of the Subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Issuers or any of the Subsidiaries or any of their respective properties, assets or operations.

               (xix) Neither the Company nor FLN Finance is an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

               Nothing has come to such counsel's attention that would lead such counsel to believe that the Offering Memorandum, as of its date and at the Closing Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Offering Memorandum or any amendment or supplement thereto, at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel expresses no opinion or belief with respect to the financial statements, schedules and other financial data included therein or excluded therefrom.

               In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper on certificates of responsible officers of the Issuers and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law
        (1991). For purposes of such opinion, "Subsidiaries" shall mean FLN Finance, Inc., a Delaware corporation, Fox Sports Net, LLC, a Delaware limited liability company, and FX Networks, LLC, a Delaware limited liability company.

                                                                       Exhibit B

                     FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                 SECTION 5(c)

        (i) The information in the Offering Memorandum under "Business - Regulation and Legislation" to the extent that such information constitutes a summary of federal communications law and the rules, regulations and administrative orders promulgated or proposed for promulgation under thereunder, has been reviewed by such counsel and is correct in all material respects.

        (ii) Except as previously made or obtained, as the case may be, no filing with, or authorization, approval, consent, license, order registration, qualification or decree of any court or administrative agency or authority is necessary or required under the Communications Act of 1934, as amended, the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992 and the Telecommunications Act of 1996 and the rules, regulations and administrative orders promulgated thereunder in connection with the execution or delivery by the Issuers of this Agreement, the Registration Rights Agreements, the Deposit Agreements or the Securities, as applicable, or the performance by the Issuers of the transactions contemplated thereby.

                                  SCHEDULE A

                                                               Principal Amount
                                          Principal Amount of      of Senior
                                             Senior Notes at   Discount Notes at
                                                 Maturity           Maturity
                                          -------------------  -----------------
   Name of Initial Purchaser
   -------------------------

Merrill Lynch, Pierce, Fenner & Smith
   Incorporated..........................       $350,000,000        $283,500,000
Bear, Stearns & Co. Inc..................        150,000,000         121,500,000
                                                ------------        ------------

Total....................................       $500,000,000        $405,000,000




                                   Sch A - 1

                                  SCHEDULE B

                           FOX/LIBERTY NETWORKS LLC
                      $500,000,000 Senior Notes due 2007
                  $405,000,000 Senior Discount Notes due 2007

        1. The initial public offering price of the Senior Notes shall be 100% of the principal amount at maturity, plus accrued and unpaid interest, if any, from August 25, 1997.

        2. The initial public offering price of the Senior Discount Notes shall be 62.291% of the principal amount at maturity, plus accretion, if any, from August 25, 1997.

        3. The purchase price to be paid by the Initial Purchasers for the Senior Notes shall be 98% of the principal amount thereof at maturity.

        4. The purchase price to be paid by the Initial Purchasers for the Senior Discount Notes shall be 60.7337% of the principal amount thereof at maturity.

        5. The interest on the Senior Notes shall be 8-7/8% per annum and will be payable semiannually in arrears on February 15 and August 15 of each year, commencing February 15, 1998.

        6. Cash interest will not accrue or be payable on the Senior Discount Notes prior to August 15, 2002 except under certain circumstances. Thereafter, cash interest on the Senior Discount Notes will accrue at a rate of 9-3/4% per annum and will be payable semiannually in arrears on February 15 and August 15 of each year commencing February 15, 2002.

        7. The Securities will mature on August 15, 2007.

        8. The Senior Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after August 15, 2002, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning on August 15 of the years indicated below:

                                                              REDEMPTION
YEAR                                                            PRICE
----                                                          ----------
2002..............................................             104.438%
2003..............................................             102.958%
2004..............................................             101.479%
2005 and thereafter...............................             100%





                                   Sch B - 1

               The Senior Discount Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after August 15, 2002, at the redemption prices (expressed as a percentage of principal amount at maturity) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning on August 15 of the years indicated below:

                                                              REDEMPTION
YEAR                                                            PRICE
----                                                          ----------
2002..............................................             104.875%
2003..............................................             103.250%
2004..............................................             101.625%
2005 and thereafter...............................             100%


               In addition, on or prior to August 15, 2002, the Company may redeem up to 35% of the originally issued aggregate principal amount of the Senior Notes at a redemption price of 108-7/8% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of redemption, and may redeem up to 35% of the originally issued principal amount at maturity of the Senior Discount Notes at a redemption price equal to 109-3/4% of the Accreted Value at the redemption date of the Senior Discount Notes so redeemed (or, if a Cash Interest Election has been made, 109-3/4% of the principal amount at maturity of the Senior Discount Notes so redeemed, plus accrued and unpaid interest to the redemption date), in each case with the net cash proceeds of one or more Public Equity Offerings or sales of Qualified Equity Interests to Strategic Equity Investors; provided, however, that not less than 65% of the originally issued aggregate principal amount of Senior Notes and not less than 65% of the originally issued principal amount at maturity of Senior Discount Notes is outstanding immediately after giving effect to such redemption.


                                   Sch B - 2